UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

November 22, 2005

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 1.01               Entry into a Material Definitive Agreement

The Compensation Committee of the Registrant’s Board of Directors periodically reviews the compensation paid to non-executive directors for service on the Board.  The Committee is assisted in its review by a compensation consultant, Hewitt Associates, Inc. and the objective is to provide a compensation program for Registrant’s non-executive directors which is competitive with programs offered by companies similarly situated to the Registrant.  Following its most recent review, the Committee determined, subject to Board approval, that an increase in the compensation paid to non-executive directors was necessary in order for the Registrant’s compensation program to remain competitive.

On November 22, 2005, the Registrant’s Board of Directors approved an increase in the compensation paid to non-executive directors based on the recommendation of the Compensation Committee.  Beginning in 2006, each non-executive director will be awarded 1,000 restricted stock units under Registrant’s 2004 Long-Term Incentive Plan on an annual basis.  The restricted stock units will vest if the director serves on the Registrant’s Board of Directors for at least one year following the date the restricted stock units are granted.  After the restricted stock units vest, an equal number of shares of Common Stock will be issued to each non-executive director.  A copy of the Registrant’s Long-Term Incentive Plan has been previously filed with the Commission.

As previously reported in filings with the Commission, other elements of the compensation program for Registrant’s non-executive directors include an annual retainer consisting of $25,000 paid in cash and $20,000 paid in shares of Common Stock of the Registrant and a fee of $1,500 for each Board meeting attended.  Members of Board Committees, who are not chairs of a Committee, also receive $1,200 for each Committee meeting they attend and an additional annual retainer of $2,500.  Directors who serve as Committee Chairs receive $1,500 for each Committee meeting attended and an additional annual retainer of $10,000.  Under the Directors’ Non-Qualified Stock Option Plan, non-executive directors are granted options each year for 2,500 shares of Common Stock and 2,500 shares of Common Stock Non-Voting.

The information reported in response to this Item 1.01 is being disclosed for informational purposes only, and the filing of this Form 8-K does not necessarily mean that the Registrant has concluded that the reported information involves a material agreement with the Registrant’s non-executive directors or a material amendment of any such agreement.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Registrant has been advised by Messrs. Robert G. Davey and Edward S. Dunn, Jr., by letters received on November 28, 2005 and November 22, 2005, respectively, that they will be retiring from the Registrant’s Board of Directors and therefore will not stand for re-election at the Registrant’s annual meeting scheduled to be held on March 22, 2006.  The decisions to retire were not the result of any disagreement with the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: November 29, 2005	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary